                        SCHEDULE 14A INFORMATION

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

                         WELLSTEAD INDUSTRIES, INC.
                      581 BOYLSTON STREET, SUITE 500
                            BOSTON, MA  02116

- ------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JULY 25, 1995
- ------------------------------------------------------------------------------

To the Shareholders:

     The Annual Meeting of Shareholders of Wellstead Industries,
Inc. (the "Corporation") will be held at Hampton Inn, 1745 Walden
Avenue, Buffalo, New York 14227 at 10:00 A.M. on July 25, 1995, for the following purposes:

     1.   To elect directors.

     2. To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on June 5, 1995 will be entitled to vote at the meeting or any adjournment thereof.

A Proxy Statement, form of proxy and 1994 Annual Report are enclosed.




                                   By Order of the Board of Directors,
                                   Carmen J. DiCioccio
                                   Secretary

Dated:  June 9, 1995

Whether or not you plan to attend the meeting, please date and sign the enclosed form of proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and if at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to shareholders, their proxies and invited guests of the Corporation.

                         WELLSTEAD INDUSTRIES, INC.
                      581 BOYLSTON STREET, SUITE 500
                              BOSTON, MA  02116

- ------------------------------------------------------------------------------
                               PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 25, 1995
- -------------------------------------------------------------------------------
                             GENERAL INFORMATION
- -------------------------------------------------------------------------------

     This Proxy Statement is being furnished to holders of the Common Stock of Wellstead Industries, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used in voting at the Annual Meeting of Shareholders of the Corporation to be held on July 25, 1995 (the "Annual Meeting"). This Proxy Statement, the enclosed form of proxy, and the 1994 Annual Report to shareholders are being distributed to the Corporation's shareholders commencing on or about June 9, 1995.

     The shares represented by the accompanying form of proxy, properly signed, and received by the Corporation will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations of the Board of Directors made in this Proxy Statement and in the form of proxy with respect to the proposals described herein.

     A shareholder may attend the Annual Meeting even though he or she has executed and returned a proxy. A proxy may be revoked at any time before it is voted by written notice of revocation given to the Secretary of the Corporation at the above address or at the Annual Meeting.

     The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Corporation. Solicitation will be made by the Corporation primarily through the mail, but regular employees of the Corporation may solicit proxies personally, be telephone or telegram. The Corporation will request brokers and nominees to obtain voting instructions of beneficial owners of shares of Common Stock registered in their names and will reimburse them for their expenses incurred in connection therewith.

                             VOTING SECURITIES

     Only shareholders of record at the close of business on June 5, 1995 (the "record date") are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On the record date, the Corporation's voting securities issued consisted of 1,356,374 shares of Common Stock, $.01 par value (the "Common Stock") of which 172,334 shares are presently held by Wellstead as Treasury shares. The remaining 1,184,040 outstanding shares are those eligible to be voted at this meeting. A majority of such shares, present or in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Votes will be tabulated at the Annual Meeting by one or more inspectors of election appointed by the Corporation's Board of Directors.

1.   ELECTION OF DIRECTORS

     At the 1995 Annual Meeting of Shareholders, a Board of Directors consisting of four members, will be elected, each to hold office until a successor is elected and qualified, or until the director resigns, is removed or become disqualified.

     Unless authority to vote for the proposed slate of directors or any individual director is withheld, all shares represented by the accompanying proxy will be voted for the election of Roger A. Anderson, John W. Burkhart, Robert B. Goergen, and Ronnie M. Hyer, all of whom are incumbent directors and the management nominees.

     The Corporation has no reason to believe that any of the nominees will become unavailable to serve as director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the persons designated as proxies in the accompanying form of proxy reserve the right to substitute another person of their choice when voting at the Annual Meeting.

     If a quorum is present at the Annual Meeting, directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.
 Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of such quorum, but will not be included in determining whether nominees have received the vote of such plurality.

     The Board of Directors recommend a vote FOR the management nominees.

     The following table and four paragraphs sets forth information concerning the nominees.


NAME AND POSITION
WITH THE CORPORATION                        AGE            DIRECTOR SINCE

Roger A. Anderson
Chairman, Audit Committee                    57             1989

John W. Burkhart
Chairman of the Board,
President and Chief Executive Officer        57             1989

Robert B. Goergen                            56             1992

Ronnie M. Hyer                               44             1988

Roger A. Anderson has been Chairman of the Audit Committee of the Board since 1990. He has been a director, officer and shareholder of Ropart Asset Management Company ("RAMCO"), which is the general partner of Ropart Partners, L.P., a limited partnership that raises private equity capital for investment, for more than 5 years. Mr. Anderson has been Chairman of Burlington Management Company and Tair, LTD, private investment companies, since 1979, and he has been a director of Blyth Industries, Inc., a manufacturer and distributor of candles and home decorating accessories, since February, 1994.

     John W. Burkhart has been Chairman of the Board since February, 1991, and President and Chief Executive Officer since February 15, 1993. Since July, 1984, Mr. Burkhart has been President and a director of Breezy Hill Enterprises, Inc., a management services company. Since April, 1986, Mr. Burkhart has been the Chairman of the Board of Directors, and since June, 1993, the President, of MWM Dexter, Inc., a specialty printing company. Since January, 1990, Mr. Burkhart has been the Chairman of the Board of Directors, and since November, 1992, the President, of Famous Hospitality, Inc., a specialty printing company. He has been a director of Blyth Industries, Inc. since 1982. Mr. Burkhart has been a director, officer, and shareholder of RAMCO for more than 5 years.

     Robert B. Goergen has been Chairman of the Board and Chief Executive Officer of Blyth Industries, Inc., a manufacturer and distributor of candles and home decorating accessories, since July, 1977, and Chairman of the Board of XTRA Corporation, a transportation system leasing company, since March, 1990. He has been a director, officer and shareholder of RAMCO for more than
5 years.   He is also Chairman of the Board of Trustees of the University of
Rochester.

     Ronnie M. Hyer has been Chief Executive Officer and President of Gulf Supply, Inc., a distributor of contractor supplies since 1994. From 1992 to 1994, he was President and Chief Executive Officer of Search Scan Electronics, Inc., a manufacturer of security and hobby metal detection equipment. From November, 1987 to February, 1989, he served as the Corporation's Vice President of Sales. Thereafter he served as a consultant to the Corporation until June, 1992.

                  BOARD OF DIRECTORS' MEETINGS, COMMITTEES
                         AND DIRECTORS' COMPENSATION

     Board of Directors' action was taken in 1994 at the telephone meeting of directors that followed the 1994 Annual Meeting of Shareholders, and thereafter during the year Board actions were taken at four regular meetings and at two telephone meetings. Each director attended 75 percent or more of the meetings of the Board

     The Board of Directors currently has an Audit Committee. The
Compensation Committee was ended in December, 1994. Since then the full Board of Directors serves as the Compensation Committee. The Board does not have a Nominating Committee.

     The Audit Committee evaluates and selects the Corporation's independent auditors; reviews their audit scope, fees and results; and reviews the Corporation's internal controls and public financial reporting. The Audit Committee held one meeting in 1994. It's members are Roger A. Anderson (Chairman) and Ronnie M. Hyer.

     Directors who are employees of the Corporation or its subsidiaries do not receive fees for attendance at directors' meetings. Directors who are not employees receive a fee of $2,500 for each meeting attended in person. No compensation is paid for participating in any meeting conducted by telephone. Directors who serve as members of the Audit Committee receive no additional fees. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors and shareholders.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

COMPENSATION OBJECTIVES AND POLICY

     The primary objective of the Corporation's executive compensation plan is to link the interests of management with those of the shareholders. Compensation policies and practices are intended to support this objective by:

          -    Attracting and retaining qualified, competent managers;

          - Relating compensation directly to Corporation and individual performance, as measured by specific financial and operating objectives;

          -    Providing compensation that is competitive and equitable;

          - Encouraging equity ownership to motivate managers to think and act as owners.

COMPENSATION COMPONENTS

     The following components are the key elements of the Corporation's compensation package:

     SALARY
     Salary levels are established by considering level of responsibility, experience, performance, internal fairness, and the compensation practices of competitors. In general, base salaries are set at the minimum level required to attract and retain qualified managers, when considered in conjunction with the other elements of the overall compensation package.

     ANNUAL INCENTIVE
     Annual incentive awards are intended to be a significant portion of the total compensation package. They are established to recognize and reward the achievement of annual performance objectives.

     STOCK OPTIONS
     Stock options are granted as an additional incentive to reinforce the relationship between the performance of a manager and the interests of shareholders. The option program uses vesting to motivate key managers to stay with the Corporation. Executives receive value from these programs only if the Corporation's Common Stock appreciates over the long term.

     CEO COMPENSATION
     Mr. Burkhart, who was the Chairman, President and Chief Executive Officer received $29,167 in 1994.

                            EXECUTIVE COMPENSATION

     The following table discloses the compensation received for the three years ended December 31, 1994 by the Corporation's Chief Executive Officer and, its only other executive officer whose total annual compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION      ALL OTHER
PRINCIPAL POSITION        YEAR         SALARY           COMPENSATION

James J. Ambrose (1),(2)  1994        $140,000            $23,064

Vice President            1993        $123,846               --

John W. Burkhart (1)      1994        $ 29,167            $ 6,000(3)
Chairman of the Board,    1993           ---              $10,000
President, and Chief
Executive Officer

(1)  Mr. Ambrose and Mr. Burkhart were not executive officers prior to 1993.

(2) Mr. Ambrose served as Vice President and as President of the Corporation's wholly-owned subsidiary, Control Resource Systems, Inc. through
     November 30, 1994. In connection with his resignation, the Corporation has agreed to pay him $94,900 in 1995 to be paid monthly through November, 1995. This amount may be reduced in the event Mr. Ambrose becomes employed at a higher rate of pay than the level of compensation he currently receives.

(3) Since April, 1994, Mr. Burkhart has received a $750 per month expense allowance towards the cost of maintaining his office in Boston.

                              OPTION GRANTS IN 1994

     No options were granted in 1994 to any individual named in the Summary Compensation Table.

                                BOARD OF DIRECTOR
                      INTERLOCKS AND INSIDER PARTICIPATION

     Until December, 1994, the Compensation Committee of the Board consisted of a former director, Marne Obernauer, Sr., (Chairman) and Roger A. Anderson, neither of whom was an officer or employee of the Corporation or any of its subsidiaries during that year. During 1994, John W. Burkhart, the Corporation's Chairman of the Board, and Roger A. Anderson, and Robert B. Goergen, directors of the Corporation, were directors, executive officers and shareholders of Ropart Asset Management Company ("RAMCO"), and Mr. Anderson served on the Compensation Committee of the Corporation's Board. See "Certain Relationships and Transactions" below, describing RAMCO's relationships and transactions with the Corporation.

                      CERTAIN RELATIONSHIPS AND TRANSACTIONS

     On January 9, 1995, the Board, in response to an urgent need for an infusion of cash into Control Resource Systems, Inc. to fund working capital requirements, sold a portion of its interest in its wholly-owned subsidiary, Promotion Products, Inc. ("PPI") for $1,500,000 cash with a repurchase option. The buyer was Prom-Prod Holdings, a limited liability corporation, founded for the purpose of this transaction by the principals of Ropart Partners, L.P., the Corporation's largest stockholder. The amount of PPI equity sold was determined to be 86 percent based on an independent appraisal and fairness opinion conducted by a firm selected by the outside, unrelated director, Ronnie M. Hyer, who was represented by outside counsel. Until January 31, 1996, the Corporation holds an option to repurchase the equity interest sold at the same price plus an amount representing interest and transaction expenses. The principals of Ropart Partners, L.P., their investment, and their ownership percentages of Prom-Prod Holdings, L.L.P., is as follows: Ropart Partners, L.P., $500,000, 32.2 percent; Ropart Partners II, L.L.P., a limited liability partnership of which Robert B. Goergen is a partner, $500,000, 32.2 percent; Roger A. Anderson, $250,000, 16.1 percent; and John W. Burkhart, $250,000, 16.1 percent.

     In 1994, the Corporation terminated a retainer agreement with Ropart Asset Management Company ("RAMCO") whereby RAMCO had been retained to advise and assist the Corporation in obtaining debt and equity financings and acquiring other businesses. Each of Messrs. Anderson, Burkhart, and Goergen, directors of the Corporation, is a director, officer and shareholder of RAMCO. The Corporation had agreed to pay RAMCO a retainer of $2,500 a month for its services, and to reimburse RAMCO for its reasonable expenses incurred in connection therewith. Payment of or on account of the accrued retainer was due when a financing or an acquisition was consummated. Additional compensation was payable to RAMCO if and when the Corporation obtained a financing or consummated an acquisition as to which RAMCO met certain requirements of the retainer agreement.

      No services were provided in 1994 by RAMCO. As of May 1, 1995, RAMCO was owed by the Corporation $236,863 for services provided in 1993. RAMCO and the Corporation have agreed with the Corporation's main lender not to pay this amount until certain objective financial tests are satisfied, relating to the Corporation's net income, debt outstanding to the lender and unused debt availability from the lender.

     In April, 1994, RAMCO arranged for Ropart Partners, L.P. to provide PPI with a $50,000 loan for working capital purposes. The loan was repaid by PPI on December 31, 1994 along with an interest payment of $3,375.

     In 1994, Roger A. Anderson, John W. Burkhart and Robert B. Goergen granted limited personal guarantees to a bank, which provided: (1) the Corporation with a term loan secured by real estate; (2) Control Resource Systems, Inc., the Corporation's wholly owned subsidiary, with a term loan secured by real estate; and (3) Promotion Products, Inc., in at which, in 1994, was a wholly-owned subsidiary of the corporation, with a revolving line of credit. As consideration for the guarantees described above, the guarantors are collectively to be paid by the Corporation 25% of the actual interest paid to the bank on the term loans and line of credit. In 1994, PPI paid $4,097.69 to each of the guarantors for the 1994 guarantee of each. In 1994, the Corporation incurred fees of $9,591.00 owed to each of the guarantors for the guarantees provided to the Corporaiton and CRSI. As of May 1, 1995, $7,707 of the amount owed to each guarantor had not been paid.

     As part of the financing of the FSG acquisition in December, 1993, the Corporation issued in private placements: (1) Loan Participation Units (the "LPU's"), consisting of $3,000,000 of subordinated notes (the "Notes") with warrants (the "Warrants") for 208,297 shares, for aggregate gross cash consideration of $3,000,000; and (2) 16,500 shares of Class C Preferred Stock (the "Class C Preferred"), for aggregate gross cash consideration of $1,650,000. Roger A. Anderson, John W. Burkhart, and Robert B. Goergen and their associates currently hold a portion of the LPU's and the Class C Preferred Stock as described below. A full description of the LPU's and Class C Preferred is incorporated herein by reference to the Corporation's Form 8-K dated January 7, 1994.

     Relating to the holdings of LPU's: (1) Anderson Retirement Plan, of which Roger A. Anderson is trustee, holds $50,000 of the Notes and 4,116 Warrants; (2) GKB Associates, Inc. Pension Plan, of which John W. Burkhart's wife, Glenda K. Burkhart, is trustee, holds $25,000 of the Notes and 2,058 Warrants; (3) Breezy Hill Enterprises, Inc. Pension Plan, of which John W. Burkhart is trustee, holds $50,000 of the Notes and 4,116 Warrants; (4) The Goergen Foundation, Inc., of which Robert B. Goergen is a trustee, holds $25,000 of the Notes and 2,058 Warrants; (5) Robert B. Goergen, through his IRA, holds $25,000 of the Notes and 2,058 Warrants; and (6) Tair Financial Ltd., of which Roger A. Anderson is an officer, holds $750,000 of the Notes and 23,077 Warrants.

      Relating to the Class C Preferred: (1) Ropart Investments, L.L.C., whose principal stockholder is Robert B. Goergen, holds 6,000 shares with a face value of $600,000; (2) Ropart Partners, L.P., holds 5,000 shares with a face value of $500,000 (3) Breezy Hill Enterprises, Inc. Pension Plan, of which John W. Burkhart is the sole trustee, holds 2,000 shares with a face value of $200,000; (4) Glenda K. Burkhart holds 600 shares with a face value of $60,000; and (5) John W. Burkhart holds 400 shares with a face value of $40,000.

                                   Submitted by
                                   Wellstead Industries, Inc.
                                   Board of Directors
                                   John W. Burkhart, Chairman
                                   Roger A. Anderson
                                   Robert B. Goergen
                                   Ronnie M. Hyer

                                 PERFORMANCE GRAPH

     The graph below summarizes the cumulative total return experienced by the Corporation's stockholders over the years 1990 through 1994, compared to the Russell 3000 Index. In the graph and the notes thereto, the Corporation is referred to as "WELS."

                COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

                                  [GRAPH]

                             [GRAPH DATA TO COME]

     The graph assumes that the value of the investment in the Corporation's Common Stock and in each index was $100 on December 31, 1989. Data points are for the end of each month from December 31, 1989 through December 31, 1994.

     The preceding graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement, in whole or in part, into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates such graph by reference, and shall not otherwise be deemed filed under either such Acts.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND MANAGEMENT

     The following table sets forth, as of April 30, 1995, the information regarding beneficial ownership of shares of the Common Stock by (i) certain major shareholders of the Corporation, (ii) each of the Corporation's directors, (iii) the persons named in the Summary Compensation Table herein and, (iv) all directors and executive officers as a group. Such beneficial ownership is reported in accordance with the rules of the Securities and Exchange Commission, under which a person may be deemed to be the beneficial owner of such shares if such person has or shares the power to vote or dispose of such shares or has the right to acquire beneficial ownership of such shares within 60 days (for example, through the exercise of an option). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of such rules more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated. Except as otherwise indicated, the shares are owned directly by the persons named and those persons have sole voting and investment power with respect to such shares.

                                                 Amount and
                                Position          Nature or      Percentage of
                                  with            Beneficial      Outstanding
Beneficial Owner               Corporation        Ownership         Shares
- -------------------------      ------------      -----------     -------------
Ropart Partners, L.P.                            331,443 (1)          28.0%
8 Greenway Plaza, Suite 718
Houston, TX  77046

James Ambrose               Vice President            ---                 ---
                            until his resignation
                            from all offices on
                            November 30, 1994

Roger A. Anderson           Director             372,636 (1) (3)       31.5
Ropart Partners, L.P.
8 Greenway Plaza, Suite 718
Houston, TX  77046

John W. Burkhart            Director, Chairman   450,274 (1) (4)       38.0
Ropart Partners, L.P.       of the Board,
581 Boylston Street         President, and Chief
Suite 500                   Executive Officer since
Boston, MA  02116           February 15, 1993

Robert B. Goergen          Director            372,259 (1) (5)         31.4%
Ropart Partners, L.P.
Two Greenwich Plaza
Greenwich, CT  06830

Ronnie M. Hyer             Director             16,000                   1.4

All directors and                              537,569 (6)              45.5
executive officers
as a group (5 persons,
including Mr. Ambrose)

(1) The power to vote and to dispose of, or to direct the voting and disposition of, the shares shown as owned by Ropart Partners, L.P., a limited partnership ("Partners"), is vested in Ropart Associates, Inc. ("Associates") as general partner of Partners. Such decisions may also be made by Ropart Asset Management Company ("RAMCO") pursuant to a management services agreement with Partners. Each of Messrs. Anderson, Burkhart and Goergen is a director, officer and stockholder of Associates and RAMCO and may be deemed to be a controlling person thereof. The shares shown as beneficially owned by Messrs. Anderson, Burkhart and Goergen, respectively, include the 331,443 shares shown as beneficially owned by Partners. Partners, Associates, RAMCO and Messrs. Anderson, Burkhart and Goergen may be deemed to share voting and investment power with respect to such shares. Partners also beneficially owns 1,400 shares, or 35.2%, of the outstanding Series B Preferred Stock of the Corporation, which is nonvoting stock and 5,000 shares, or 30.3% of the outstanding Series C Preferred Stock of the Corporation, which is nonvoting stock. Messrs. Anderson, Burkhart and Goergen each disclaim beneficial ownership of any shares owned by Partners.

(2) Mr. Ambrose own 1,000 shares and, under an option, granted in 1993, has a vested right to purchase 4,000 additional shares.

(3)  Includes 4,116 stock purchase warrants held by the Anderson
     Retirement Plan and 23,077 stock purchase warrants held by Tair Financial, Ltd. of which Mr. Anderson is an officer. Mr. Anderson disclaims beneficial interest in the Tair warrants.

(4)  The shares shown as owned beneficially by Mr. Burkhart include
     9,400 shares in an IRA account, 2,058 common stock purchase warrants held by a pension plan of which Mr. Burkhart's wife is the sole trustee, and 22,900 shares and 4,116 warrants held by a pension plan of which Mr. Burkhart is the sole trustee. Mr. Burkhart disclaims beneficial ownership of the shares controlled by his wife as trustee.

(5)  The shares shown as beneficially owned by Mr. Goergen also include
     6,000 shares owned directly by his wife, 5,500 shares in accounts, of which Mr. Goergen is the custodian for two adult sons, 2,058 common stock purchase warrants in an account of which Mr. Goergen is a trustee, and 2,058 warrants in an IRA account. He may be deemed to share voting and investment power with respect to the shares described in this Note (5). He disclaims beneficial ownership of such shares, except the IRA shares.

(6) Includes 37,483 shares which the group may acquire within 60 days after April 30, 1995 by exercising stock purchase warrants of the Corporation.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock and other equity securities of the Corporation. The Corporation believes, based upon written information furnished to it by such directors, officers and beneficial owners, that during and for the fiscal year ended December 31, 1994, such persons complied with all Section 16(a) filing requirements.

                               OTHER MATTERS

     As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

     Coopers & Lybrand served as the Corporation's independent public accountants for 1994. Representatives from that firm will be present at the meeting of shareholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The Corporation has not selected auditors for the current year because its normal practice is for the Audit Committee to make such selection after mid-year.
                                   13

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                       PROPOSALS OF SHAREHOLDERS

    Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 1996 Annual Meeting must be received by the Corporation by December 15, 1995. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested.

                                 By order of the Board of Directors



                                 Carmen J. DiCioccio, Secretary



Boston, Massachusetts
June 9, 1995

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